UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2010

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2010, the Compensation Committee (the "Committee") of the Board of Directors ("Board") of IXYS Corporation ("IXYS") restored the annual salary rate of Nathan Zommer, Chairman of the Board and Chief Executive Officer of IXYS, to $566,000 per year, effective April 1, 2010. The Committee also restored the annual salary rate of Uzi Sasson, President, COO and CFO of IXYS, to $330,000 per year, effective April 1, 2010. Messrs. Zommer and Sasson were paid at these rates in during the fiscal year ended March 31, 2008 and during the fiscal year ended March 31, 2009 until 10% reductions were initiated among U.S. employees. In April 2010, the management of IXYS restored the salary rates of all U.S. employees (other than the executive officers) to the rates in effect before the 10% reductions.

On May 21, 2010, the Committee, as part of its annual review, approved increases to the annual salary rates of Messrs. Zommer and Sasson. Effective June 1, 2010, Dr. Zommer’s annual salary rate will be $580,000 per year and Mr. Sasson annual salary rate will be $355,000 per year.

Item 8.01 Other Events.

On May 21, 2010, the Board restored the rates of the retainer fees to be paid to the non-employee directors of IXYS, effective April 1, 2010. These rates had been reduced by 10% in January 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

May 27, 2010	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: President